EXHIBIT 99.1
[LOGO PURADYN(R)
FILTER TECHNOLOGIES INCORPORATED]                                       CONTACT:

                                                         Kathryn Morris, PURADYN
                                              Director, Corporate Communications
                                                         (T) 561 547 9499, x 226
                                                  investor-relations@puradyn.com
                                                          http://www.puradyn.com

                   PURADYN RAISES EQUITY IN PRIVATE PLACEMENT
                  - Senior management participates in funding -

BOYNTON BEACH, FL - JUNE 21, 2005 - PURADYN FILTER TECHNOLOGIES INCORPORATED (AMEX: PFT) announced today that it has executed subscription agreements through a non-brokered private placement with seven accredited investors, including senior management. As a result of this private placement, the Company has received gross proceeds of approximately $1.14 million for the purchase of 3,600,665 shares of common stock at $0.30 per share, purchase of 100,000 shares at $0.60 per share, and warrants to purchase 400,000 shares, exercisable at a price of $0.80 per share.

As part of these subscriptions, the Company will receive additional funds of $330,000 from senior management by July 1, 2005 in connection with the above offering. To date, $270,000 of the $600,000 committed by senior management has been received in this financing.

Additionally, on June 10, 2005, six members of Puradyn's management team agreed to participate in a voluntary salary deferral program until such time as the Company reaches a cash flow positive position. This program will reduce salaries by an agreed-upon percentage, relative to current salary and position, on a paycheck basis and will be retroactive beginning May 23, 2005.

Joseph V. Vittoria, Chairman, said, "Our prime objective right now is to continue addressing our short-term liquidity while continuing to grow the Company. The support we have received from these investors brings us several steps closer to accomplishing that purpose. The investment made by senior management and the voluntary deferral of salaries by all management shows considerable confidence and long-term commitment in the Company's future.

         "In addition to the cost-saving measures implemented in early 2005 and which are ongoing, this funding will provide the financial stability to advance our business plan in 2005 and the first half of 2006."

ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED
PURADYN (AMEX: PFT) designs, manufactures and markets the PURADYN(R) Bypass Oil Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and


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energy-conscious solution targeting an annual $13 billion potential industry.
The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology' by the California Environmental Protection Agency and was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze performance, benefits and cost analysis of bypass oil filtration technology.


STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.